Exhibit 14(b)

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and the Board of Directors of Franklin BSP Capital Corporation

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated statements of assets and liabilities of Franklin BSP Capital Corporation (the “Company”), including the consolidated schedules of investments, as of December 31, 2022 and 2021, the related consolidated statements of operations and changes in net assets for each of the two years in the period ended December 31, 2022 and for the period from January 29, 2020 (date of inception) to December 31, 2020, the consolidated statements of cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”), incorporated by reference in this Pre-effective Registration Statement (Form N-14) (the “Registration Statement”), and have issued an unqualified opinion thereon dated March 15, 2023. The accompanying information on pages 124-125 of the Registration Statement under the caption Senior Securities of FBCC for each of the two years in the period ended December 31, 2022 has been subjected to audit procedures performed in conjunction with our audits of the Company’s financial statements. Such information is the responsibility of the Company’s management.

Our audit procedures included determining whether the information included in the Senior Securities of FBCC reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with the instructions to Form N-14. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2020.

New York, NY

October 6, 2023